                                                                   EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the incorporation by reference in the Registration Statement on Form S-3 of Wyndham International, Inc. to be filed with the Securities and Exchange Commission on or about August 30, 1999 for the registration of 15,097,354 shares of class A common stock of Wyndham International, Inc. of our reports (1) dated March 1, 1999 with respect to the Consolidated Financial Statements and financial statement schedules of Patriot American Hospitality, Inc., the Consolidated Financial Statements of Wyndham International, Inc. and the Combined Financial Statements of Patriot American Hospitality, Inc. and Wyndham International, Inc. included in the 1998 Joint Annual Report on Form 10-K/A of Patriot American Hospitality, Inc. and Wyndham International, Inc.;
(2) (a) dated August 7, 1997 (except for Note 18, as to which the date is September 17, 1997) with respect to the Consolidated Financial Statements of WHG Resorts & Casinos Inc. and related financial statement schedule, (b) dated August 7, 1997 with respect to the Financial Statements of Posadas de San Juan Associates and related financial statement schedule, (c) dated August 11, 1997 with respect to the Financial Statements of WKA El Con Associates, and (d) dated May 2, 1997 with respect to the Financial Statements of El Conquistador Partnership L.P., all of which are included in the Joint Current Report on Form 8-K of Patriot American Hospitality, Inc. and Wyndham International, Inc. dated April 20, 1998; (3) (a) dated March 4, 1998 with respect to the Consolidated Financial Statements of SF Hotel Company, L.P., and (b) dated February 3, 1998 with respect to the Combined Financial Statements of SC Suites Summerfield Partnerships, both of which are included in the Joint Current Report on Form 8-K/A No. 1 of Patriot American Hospitality, Inc. and Wyndham International, Inc. dated June 2, 1998, filed with the Securities and Exchange Commission.

                                          /s/ Ernst & Young LLP

Dallas, Texas
August 26, 1999